                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT





                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of Earliest Event Reported):    April 3, 2000
                                                     ------------------


                         Zebra Technologies Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                   00-19406                     36-2675536
------------------------------      -----------              -------------------
(State or Other Jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)             Identification No.)


     333 Corporate Woods Parkway, Vernon Hills, IL                 60061
     ---------------------------------------------               ----------
       (Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code (847) 634-6700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On April 3, 2000, pursuant to a Stock Purchase Agreement dated as of March 21, 2000 by and among Zebra Technologies Corporation ("Zebra"), Comtec Information Systems, Inc. ("Comtec"), Comtec Information Systems Acquisition Corporation ("CISAC" and, collectively with Comtec, the "Companies") and the Stockholders of Comtec and CISAC, Zebra purchased all of the shares of Comtec and CISAC for $88.65 million. The purchase price is the result of arm's length negotiations between Zebra and the Companies' Stockholders.

     The funds for the purchase were provided by Zebra.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     The Comtech Information Systems Consolidated Financial Statements for the year ended December 31, 1999 are not included herein and will be filed by amendment to this Current Report on Form 8-K not later than June 16, 2000.

(b)  Pro Forma Financial Information.

     The Pro Forma Financial Statements are not included herein and will be filed by amendment to this Current Report on Form 8-K not later than June 16, 2000.

(c)  Exhibits.

     2.1 Stock Purchase Agreement dated March 21, 2000 by and among Zebra Technologies, Comtec Information Systems, Inc., Comtec Information Systems Acquisition Corporation and the Stockholders of Comtec Information Systems, Inc. and Comtec Information Systems Acquisition Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ZEBRA TECHNOLOGIES CORPORATION



                                   By:  /s/ Edward L. Kaplan
                                        ----------------------------------------
                                        Edward L. Kaplan
                                        President and Chief Executive Officer



Date:  April 18, 2000

                                  EXHIBIT INDEX


     EXHIBIT #                                                ITEM
     ---------                                                ----
        2.1         Stock Purchase Agreement dated March 21, 2000 by and among Zebra Technologies,
                    Comtec Information Systems, Inc., Comtec Information Systems Acquisition
                    Corporation and the Stockholders of Comtec Information Systems, Inc. and Comtec
                    Information Systems Acquisition Corporation.